Exhibit 99.1

FOR IMMEDIATE RELEASE
October 21, 2026

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

Community Trust Bancorp, Inc. reports earnings for the 3rd quarter 2026

Earnings Summary

(in thousands except per share data)	3Q 2026	2Q 2026	3Q 2025	YTD 2026	YTD 2025
Net income	$25,890	$29,623	$23,911	$82,705	$70,782
Earnings per share	$1.43	$1.64	$1.33	$4.58	$3.93
Earnings per share - diluted	$1.43	$1.64	$1.32	$4.57	$3.92

Return on average assets	1.46%	1.74%	1.46%	1.61%	1.50%
Return on average equity	11.49%	13.40%	11.53%	12.49%	11.84%
Efficiency ratio	45.90%	47.99%	50.86%	47.51%	51.12%
Tangible common equity	11.60%	11.93%	11.65%

Dividends declared per share	$0.71	$0.53	$0.53	$1.77	$1.47
Book value per share	$48.29	$49.10	$45.91

Weighted average shares	18,069	18,064	18,019	18,061	18,009
Weighted average shares - diluted	18,114	18,099	18,053	18,098	18,037

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the third quarter 2026 of $25.9 million, or $1.43 per basic earnings per share, compared to $29.6 million, or $1.64 per basic share, earned during the second quarter 2026 and $23.9 million, or $1.33 per basic share, earned during the third quarter 2025.  Total revenue for the quarter was $1.2 million above prior quarter and $8.2 million above prior year same quarter.  Net interest income for the quarter increased $0.2 million compared to prior quarter and $5.5 million compared to prior year same quarter, and noninterest income increased $1.0 million compared to prior quarter and $2.7 million compared to prior year same quarter.  Our provision for credit losses for the quarter increased $6.4 million from prior quarter and $5.3 million from prior year same quarter.  Noninterest expense decreased $0.9 million compared to prior quarter and $0.3 million compared to prior year same quarter.  Earnings for the nine months ended September 30, 2026 were $82.7 million, or $4.58 per basic share, compared to $70.8 million, or $3.93 per basic share, for the same period prior year.

3rd Quarter 2026 Highlights

  Net interest income for the quarter of $61.1 million was $0.2 million, or 0.3%, above prior quarter and $5.5 million, or 9.9%, above prior year same quarter, as our net interest margin decreased 17 basis points from prior quarter but increased 3 basis points from prior year same quarter.

  Provision for credit losses at $9.2 million for the quarter increased $6.4 million from prior quarter and $5.3 million from prior year same quarter.

  Noninterest income for the quarter of $18.6 million was $1.0 million, or 6.0%, above prior quarter and $2.7 million, or 16.9%, above prior year same quarter.

  Noninterest expense for the quarter of $36.5 million was $0.9 million, or 2.4%, below prior quarter and $0.3 million, or 0.7%, below prior year same quarter.

  Our loan portfolio at $5.3 billion increased $177.9 million, an annualized 13.8%, for the quarter and $509.0 million, or 10.6%, from September 30, 2025.

  We had net loan charge-offs of $6.6 million, an annualized 0.50% of average loans, for the quarter compared to $0.9 million, an annualized 0.07% of average loans, for prior quarter and $2.7 million, an annualized 0.23% of average loans, for the third quarter 2025.

  Our total nonperforming loans at $22.5 million at September 30, 2026 decreased $7.3 million for the quarter and $2.2 million from September 30, 2025.  Nonperforming assets at $27.7 million decreased $5.6 million for the quarter and $1.8 million from September 30, 2025.

  Deposits, including repurchase agreements, at $6.0 billion increased $86.1 million, an annualized 5.7%, for the quarter and $370.7 million, or 6.5%, from September 30, 2025.

  Shareholders’ equity at $877.3 million decreased $14.5 million, an annualized 6.4%, for the quarter but increased $46.0 million, or 5.5%, from September 30, 2025.

Net Interest Income

				Percent Change
				3Q 2026 Compared to:
($ in thousands)	3Q 2026	2Q 2026	3Q 2025	2Q 2026	3Q 2025	YTD 2026	YTD 2025	Percent Change
Components of net interest income:
Income on earning assets	$94,893	$91,238	$88,562	4.0%	7.1%	$273,886	$256,187	6.9%
Expense on interest bearing liabilities	33,837	30,349	33,008	11.5%	2.5%	93,159	95,326	(2.3)%
Net interest income	61,056	60,889	55,554	0.3%	9.9%	180,727	160,861	12.3%
TEQ	284	304	301	(6.6)%	(5.4)%	905	857	5.6%
Net interest income, tax equivalent (non-GAAP)	$61,340	$61,193	$55,855	0.2%	9.8%	$181,632	$161,718	12.3%

Average yield and rates paid:
Earning assets yield	5.63%	5.68%	5.73%	(0.9)%	(1.7)%	5.65%	5.73%	(1.4)%
Rate paid on interest bearing liabilities	2.78%	2.64%	3.01%	5.2%	(7.6)%	2.68%	3.01%	(11.0)%
Gross interest margin	2.85%	3.04%	2.72%	(6.3)%	4.7%	2.97%	2.72%	9.1%
Net interest margin	3.63%	3.80%	3.60%	(4.4)%	0.7%	3.74%	3.61%	3.6%

Average balances:
Investment securities	$1,126,360	$1,081,411	$1,006,259	4.2%	11.9%	$1,107,298	$1,018,062	8.8%
Loans	$5,175,712	$5,051,165	$4,736,104	2.5%	9.3%	$5,054,596	$4,646,475	8.8%
Earning assets	$6,704,985	$6,464,479	$6,151,134	3.7%	9.0%	$6,500,315	$5,995,216	8.4%
Interest-bearing liabilities	$4,832,747	$4,610,459	$4,353,313	4.8%	11.0%	$4,647,249	$4,236,566	9.7%

Net interest income for the quarter of $61.1 million was $0.2 million, or 0.3%, above prior quarter and $5.5 million, or 9.9%, above prior year same quarter, as our net interest margin, on a fully tax equivalent basis, decreased 17 basis points from prior quarter but increased 3 basis points from prior year same quarter.  Our quarterly average earning assets increased $240.5 million, an annualized 3.7%, from prior quarter and $553.9 million, or 9.0%, from prior year same quarter.  Our yield on average earning assets decreased 5 basis points from prior quarter and 10 basis points from prior year same quarter, while our cost of funds increased 14 basis points from prior quarter but decreased 23 basis points from prior year same quarter.  Our ratio of average loans to deposits, including repurchase agreements, for the quarter was 86.2% compared to 87.2% for prior quarter and 85.6% for same quarter prior year.  Net interest income for the nine months ended September 30, 2026 at $180.7 million was $19.9 million, or 12.3%, above same period prior year.

Provision for Credit Losses

Our provision for credit losses at $9.2 million for the quarter increased $6.4 million from prior quarter and $5.3 million from prior year same quarter.  Of the provision for the quarter, $5.8 million was attributable to the allowance for credit losses, with an additional expense of $0.6 million recognized in the provision for unfunded commitments.  The increase in the provision was the result of the increase in net charge-offs in addition to the significant loan growth we experienced during the quarter.  Provision for credit losses for the nine months ended September 30, 2026 at $14.3 million was $4.7 million above same period prior year.

Noninterest Income

				Percent Change
				3Q 2026 Compared to:
($ in thousands)	3Q 2026	2Q 2026	3Q 2025	2Q 2026	3Q 2025	YTD 2026	YTD 2025	Percent Change
Deposit related fees	$8,579	$7,657	$8,131	12.0%	5.5%	$23,391	$22,303	4.9%
Trust and wealth management income	4,885	4,724	4,277	3.4%	14.2%	14,071	12,350	13.9%
Gains on sales of loans	33	61	89	(46.2)%	(63.5)%	145	213	(31.8)%
Loan related fees	1,268	1,146	897	10.7%	41.3%	3,453	3,111	11.0%
Bank owned life insurance revenue	1,227	1,188	1,144	3.2%	7.3%	4,129	3,281	25.9%
Brokerage revenue	727	528	588	37.8%	23.6%	1,775	1,608	10.4%
Other	1,929	2,295	820	(16.0)%	135.2%	4,697	4,148	13.2%
Total noninterest income	$18,648	$17,599	$15,946	6.0%	16.9%	$51,661	$47,014	9.9%

Noninterest income for the quarter of $18.6 million was $1.0 million, or 6.0%, above prior quarter and $2.7 million, or 16.9%, above prior year same quarter.  The variance quarter over quarter was primarily the result of a $0.9 million increase in deposit related fees.  Increases in trust and wealth management income ($0.2 million) and brokerage revenue ($0.2 million) were offset by a $0.4 million decline in net securities gains, included in the “Other” row in the table above.  Year over year increases for the quarter included net securities gains ($1.0 million), trust and wealth management income ($0.6 million), deposit related fees ($0.4 million), and loan related fees ($0.4 million).  The variances in securities gains resulted primarily from changes in the valuation of our equity securities.  Noninterest income for the nine months ended September 30, 2026 of $51.7 million was $4.6 million, or 9.9%, above prior year same period.

Noninterest Expense

				Percent Change
				3Q 2026 Compared to:
($ in thousands)	3Q 2026	2Q 2026	3Q 2025	2Q 2026	3Q 2025	YTD 2026	YTD 2025	Percent Change
Salaries	$14,252	$13,923	$13,913	2.4%	2.4%	$41,804	$40,849	2.3%
Employee benefits	7,491	9,297	7,861	(19.4)%	(4.7)%	25,264	22,697	11.3%
Net occupancy and equipment	3,489	3,367	3,261	3.6%	7.0%	10,555	9,873	6.9%
Data processing	3,077	2,851	3,575	7.9%	(13.9)%	8,883	9,760	(9.0)%
Legal and professional fees	1,277	1,084	1,045	17.8%	22.1%	3,525	3,271	7.8%
Advertising and marketing	907	841	953	7.9%	(4.8)%	2,448	2,391	2.4%
Taxes other than property and payroll	667	619	564	7.9%	18.3%	1,903	1,666	14.2%
Other	5,320	5,388	5,572	(1.3)%	(4.5)%	16,005	16,108	(0.6)%
Total noninterest expense	$36,480	$37,370	$36,744	(2.4)%	(0.7)%	$110,387	$106,615	3.5%

Noninterest expense for the quarter of $36.5 million was $0.9 million, or 2.4%, below prior quarter and $0.3 million, or 0.7%, below prior year same quarter. The quarter over quarter decrease primarily resulted from a $1.7 million decrease in the cost of our group medical and life insurance, included in employee benefits, partially offset by increases in salaries ($0.3 million), data processing expense ($0.2 million), and legal and professional fees ($0.2 million).  The year over year decrease for the quarter primarily resulted from a $0.5 million decrease in data processing expense offset by a $0.2 million increase in legal fees.  The decrease in the cost of group medical and life insurance year over year was offset by increases in salaries and bonuses.  Noninterest expense for the nine months ended September 30, 2026 of $110.4 million was $3.8 million, or 3.5%, above prior year same period.

Balance Sheet Review

CTBI’s total assets at $7.1 billion increased $72.2 million, or 4.1% annualized, for the quarter and $423.4 million, or 6.4%, from September 30, 2025.  Loans outstanding at $5.3 billion increased $177.9 million, an annualized 13.8%, for the quarter and $509.0 million, or 10.6%, from September 30, 2025.  The increase in loans for the quarter included a $80.9 million increase in the commercial loan portfolio, a $53.0 million increase in the residential loan portfolio, and a $46.8 million increase in the consumer indirect loan portfolio, partially offset by a $2.8 million decrease in the consumer direct loan portfolio.  CTBI’s investment portfolio at $1.1 billion increased $60.1 million, an annualized 22.6%, for the quarter and $74.4 million, or 7.1%, from September 30, 2025.  Deposits in other banks decreased $178.1 million for the quarter and $164.0 million from September 30, 2025.

Total Loans

				Percent Change
				3Q 2026 Compared to:
($ in thousands)	3Q 2026	2Q 2026	3Q 2025	2Q 2026	3Q 2025
Commercial nonresidential real estate	$1,061,605	$1,005,462	$921,682	5.6%	15.2%
Commercial residential real estate	633,648	599,454	573,270	5.7%	10.5%
Hotel/motel	539,287	528,697	483,833	2.0%	11.5%
Other commercial	443,920	463,901	446,125	(4.3)%	(0.5)%
Total commercial	2,678,460	2,597,514	2,424,910	3.1%	10.5%

Residential mortgage	1,336,242	1,289,157	1,157,540	3.7%	15.4%
Home equity loans/lines	201,192	195,270	184,191	3.0%	9.2%
Total residential	1,537,434	1,484,427	1,341,731	3.6%	14.6%

Consumer indirect	949,929	903,125	877,555	5.2%	8.2%
Consumer direct	137,045	139,865	149,719	(2.0)%	(8.5)%
Total consumer	1,086,974	1,042,990	1,027,274	4.2%	5.8%

Total loans	$5,302,868	$5,124,931	$4,793,915	3.5%	10.6%

Total Deposits and Repurchase Agreements

				Percent Change
				3Q 2026 Compared to:
($ in thousands)	3Q 2026	2Q 2026	3Q 2025	2Q 2026	3Q 2025
Noninterest bearing deposits	$1,254,885	$1,259,364	$1,248,573	(0.4)%	0.5%
Interest bearing deposits
Interest checking	193,714	188,978	194,327	2.5%	(0.3)%
Money market savings	1,862,607	1,963,115	1,815,111	(5.1)%	2.6%
Savings accounts	488,796	497,390	501,189	(1.7)%	(2.5)%
Time deposits	1,889,887	1,748,916	1,626,261	8.1%	16.2%
Repurchase agreements	351,105	297,094	284,863	18.2%	23.3%
Total interest bearing deposits and repurchase agreements	4,786,109	4,695,493	4,421,751	1.9%	8.2%
Total deposits and repurchase agreements	$6,040,994	$5,954,857	$5,670,324	1.4%	6.5%

Deposits, including repurchase agreements, at $6.0 billion increased $86.1 million, an annualized 5.7%, for the quarter and $370.7 million, or 6.5%, from September 30, 2025.  CTBI is not dependent on any one customer or group of customers for their source of deposits.  As of September 30, 2026, two customers accounted for over 3% each (3.8% and 3.7%) of our $5.7 billion in deposits.  Only these two customer relationships accounted for more than 1% each of our deposits.

Shareholders’ equity at $877.3 million decreased $14.5 million, an annualized 6.4%, for the quarter but increased $46.0 million, or 5.5%, from September 30, 2025.  Net unrealized losses on securities, net of deferred taxes, were $96.7 million at September 30, 2026, compared to $68.4 million at June 30, 2026 and $71.1 million at September 30, 2025.  CTBI’s annualized dividend yield to shareholders as of September 30, 2026 was 3.83%.

Asset Quality

Our total nonperforming loans at $22.5 million at September 30, 2026 decreased $7.3 million for the quarter and $2.2 million from September 30, 2025.  Nonaccrual loans at $9.5 million decreased $1.3 million from prior quarter and $6.2 million from September 30, 2025.  Accruing loans 90+ days past due at $13.0 million decreased $5.9 million from prior quarter but increased $4.0 million from September 30, 2025.  Accruing loans 30-89 days past due at $23.1 million increased $2.8 million from prior quarter and $4.6 million from September 30, 2025.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

We had net loan charge-offs of $6.6 million, an annualized 0.50% of average loans, for the quarter compared to $0.9 million, an annualized 0.07% of average loans, for prior quarter and $2.7 million, an annualized 0.23% of average loans, for the third quarter 2025.  The increase in net loan charge-offs was primarily attributable to an $8.7 million commercial relationship previously reported as an accruing loan 90+ past due and in the process of collection.  At June 30, 2026, management's analysis suggested that this loan was well secured.  During September, the collateral was sold at auction, and we received a significantly lower amount at bid, resulting in a $4.3 million charge-off.  Of the net charge-offs for the quarter, $5.0 million were in commercial loans, $1.3 million were in consumer indirect loans, and $0.3 million were in consumer direct loans.  Net loan charge-offs for the nine months ended September 30, 2026 were $8.8 million, or an annualized 0.23% of average loans, compared to $5.7 million, or an annualized 0.16% of average loans, for the same period prior year.

Allowance for Credit Losses

Our reserve coverage (allowance for credit losses to nonperforming loans) at September 30, 2026 was 289.3% compared to 211.8% at June 30, 2026 and 239.5% at September 30, 2025.  Our allowance for credit losses as a percentage of total loans outstanding at September 30, 2026 remained at 1.23% from June 30, 2026 and September 30, 2025.  The table below shows the changes in components of the allowance for credit losses during the third quarter 2026:

Beginning balance	$63,001
New loan volume	6,146
Changes in existing loan balances	(882)
Loans exiting	(2,969)
Historical loss rate	(381)
Qualitative factors	240
Other changes	(96)
Ending balance	$65,059

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of epidemics, pandemics, or other infectious disease outbreaks; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the resolution of legal proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $7.1 billion, is headquartered in Pikeville, Kentucky and has 69 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2026
(in thousands except per share data and # of employees)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest income	$94,893	$91,238	$88,562	$273,886	$256,187
Interest expense	33,837	30,349	33,008	93,159	95,326
Net interest income	61,056	60,889	55,554	180,727	160,861
Provision for credit losses	9,171	2,771	3,866	14,253	9,528

Gains on sales of loans	33	61	89	145	213
Deposit related fees	8,579	7,657	8,131	23,391	22,303
Trust and wealth management income	4,885	4,724	4,277	14,071	12,350
Loan related fees	1,268	1,146	897	3,453	3,111
Securities gains (losses)	515	924	(449)	951	181
Other noninterest income	3,368	3,087	3,001	9,650	8,856
Total noninterest income	18,648	17,599	15,946	51,661	47,014

Personnel expense	21,743	23,220	21,774	67,068	63,546
Occupancy and equipment	3,489	3,367	3,261	10,555	9,873
Data processing expense	3,077	2,851	3,575	8,883	9,760
FDIC insurance premiums	750	751	703	2,245	2,080
Other noninterest expense	7,421	7,181	7,431	21,636	21,356
Total noninterest expense	36,480	37,370	36,744	110,387	106,615

Net income before taxes	34,053	38,347	30,890	107,748	91,732
Income taxes	8,163	8,724	6,979	25,043	20,950
Net income	$25,890	$29,623	$23,911	$82,705	$70,782

Memo: TEQ interest income	$95,177	$91,542	$88,863	$274,791	$257,044

Average shares outstanding	18,069	18,064	18,019	18,061	18,009
Diluted average shares outstanding	18,114	18,099	18,053	18,098	18,037
Basic earnings per share	$1.43	$1.64	$1.33	$4.58	$3.93
Diluted earnings per share	$1.43	$1.64	$1.32	$4.57	$3.92
Dividends per share	$0.71	$0.53	$0.53	$1.77	$1.47

Average balances:
Loans	$5,175,712	$5,051,165	$4,736,104	$5,054,596	$4,646,475
Earning assets	6,704,985	6,464,479	6,151,134	6,500,315	5,995,216
Total assets	7,049,781	6,817,407	6,487,817	6,846,923	6,327,184
Deposits, including repurchase agreements	6,008,105	5,793,767	5,531,461	5,822,548	5,399,692
Interest bearing liabilities	4,832,747	4,610,459	4,353,313	4,647,249	4,236,566
Shareholders' equity	894,271	886,914	823,016	885,046	798,996

Performance ratios:
Return on average assets	1.46%	1.74%	1.46%	1.61%	1.50%
Return on average equity	11.49%	13.40%	11.53%	12.49%	11.84%
Yield on average earning assets (tax equivalent)	5.63%	5.68%	5.73%	5.65%	5.73%
Cost of interest bearing funds (tax equivalent)	2.78%	2.64%	3.01%	2.68%	3.01%
Net interest margin (tax equivalent)	3.63%	3.80%	3.60%	3.74%	3.61%
Efficiency ratio (tax equivalent)	45.90%	47.99%	50.86%	47.51%	51.12%

Loan charge-offs	$7,724	$2,112	$4,024	$12,522	$9,274
Recoveries	(1,172)	(1,195)	(1,276)	(3,735)	(3,598)
Net charge-offs	$6,552	$917	$2,748	$8,787	$5,676

Market Price:
High	$79.92	$73.22	$59.67	$79.92	$59.67
Low	$70.60	$60.40	$52.60	$56.05	$44.60
Close	$74.22	$72.36	$55.95	$74.22	$55.95

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2026
(in thousands except per share data and # of employees)

	As of	As of	As of
	September 30, 2026	June 30, 2026	September 30, 2025
Assets:
Loans	$5,302,868	$5,124,931	$4,793,915
Allowance for credit losses	(65,059)	(63,001)	(59,135)
Net loans	5,237,809	5,061,930	4,734,780
Loans held for sale	150	-	483
Securities AFS	1,111,268	1,051,681	1,037,965
Equity securities at fair value	5,093	4,578	3,961
Other equity investments	11,176	10,412	9,948
Other earning assets	274,493	452,627	438,501
Cash and due from banks	59,170	63,815	71,218
Premises and equipment	53,143	53,065	52,245
Right of use asset	14,531	14,957	15,974
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	229,249	210,816	207,564
Total Assets	$7,061,572	$6,989,371	$6,638,129

Liabilities and Equity:
Interest bearing checking	$193,714	$188,978	$194,327
Savings deposits	2,351,403	2,460,505	2,316,300
CD's >=$100,000	1,208,796	1,107,635	992,728
Other time deposits	681,091	641,281	633,533
Total interest bearing deposits	4,435,004	4,398,399	4,136,888
Noninterest bearing deposits	1,254,885	1,259,364	1,248,573
Total deposits	5,689,889	5,657,763	5,385,461
Repurchase agreements	351,105	297,094	284,863
Other interest bearing liabilities	64,383	64,448	64,641
Lease liabilities	15,621	16,000	16,909
Other noninterest bearing liabilities	63,239	62,239	54,882
Total liabilities	6,184,237	6,097,544	5,806,756
Shareholders' equity	877,335	891,827	831,373
Total Liabilities and Equity	$7,061,572	$6,989,371	$6,638,129

Ending shares outstanding	18,168	18,164	18,110

30 - 89 days past due loans	$23,149	$20,301	$18,500
90 days past due loans	13,022	18,951	9,040
Nonaccrual loans	9,465	10,794	15,647
Foreclosed properties	5,212	3,517	4,856

Community bank leverage ratio	13.60%	13.89%	13.68%
Tangible equity to tangible assets ratio	11.60%	11.93%	11.65%
FTE employees	968	970	929